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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
 Barbeques Galore Limited

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-46529) of Barbeques Galore Limited of our audit report dated August 8, 1997 relating to the consolidated financial statements of Barbeques Galore Limited and subsidiaries as of June 30, 1995 and June 30, 1996 and for each of the two years in the period ended June 30, 1996, which report appears in the January 31, 1998 annual report on Form 20-F of Barbeques Galore Limited.

/s/ Horwath Sydney Partnership

April 29, 1998
Sydney, Australia